EXHIBIT 10.4

Loan Agreement

Neutral, Inc. (Hereinafter called “A”), Inforidge, Inc. (Hereinafter called “B”), and Joint guarantors Global Hotline, Inc. and Hideki Anan (Hereinafter collectively called “C”) have signed the Monetary Loan Agreement and Joint Guarantee Agreement (Hereinafter collectively called “This Agreement”) with A as Lender and B as Borrower as follows. In addition, C will perform any and all obligation jointly with B pursuant to These Agreement.

1.	(Basic legal relation)

A has lent B 120,000,000 (one hundred and twenty million) yen (Hereinafter called “Principal”), and B has borrowed and received it on May 29, 2009.

2.	(Payment method/Due)

B will pay the debt pursuant to This Agreement (Hereinafter called “Debt”) by the method that A will designate by the due set forth as follows:

Due: mm/dd/2009

3.	(Interests)

Interest will be an annual 5% against Principal. The said interest will be paid by EOM every month. The payment method will be designated by A.

Designated Payment Account: xxxxxxxx

Account Holder: Representative Director Osamu Ito

4.	In the event of the following, B will naturally have Acceleration and thus pay Principal and interests at once.

1). B is subject to seizure, or provisional seizure, or provisional disposition by a third party

2). B has filed or has been filed for the proceeding of bankruptcy, or Civil Rehabilitation, or corporate arrangement, or corporate reorganization

3). A bill or check that B drew, or endorsed, or secured has been dishonored

4). B has changed its address without notifying A

5.	(Delinquency charges)

B, if it delayed its performance of Debt, will pay delinquency charged at an annual 14% against the residual Principal from the following day of the delay until it has paid off.

7.	(Joint guarantee)

C, as Joint Guarantor of B, will guarantee all obligation that B owes A that pursuant to This Agreement.

8.	(Jurisdiction)

Concerning any dispute in connection with This Agreement, the parties agree to submit to the exclusive jurisdiction of Tokyo District Court.

In WITNESS HEREOF, 3 (three) copies of This Agreement have been executed each of which has been signed and sealed by each and all parties to be stored with each.

May 29, 2009

Lender (A)	Representative Director, /s/Osamu Ito

Neutral, Inc.

3-3-3 Nihonbashi-Muromachi, Chuo-ku, Tokyo <Seal>

Borrower (B)	Representative Director, /s/ Hideki Anan

Inforidge, Inc.

1-13-12 Nishi-Shinjuku, Shinjuku-ku, Tokyo <Seal>

Joint guarantors (C)	Representative Director, /s/ Hideki Anan

Global Hotline, Inc.

11F Nishi Shinjuku Showa Bldg.

1-13-12 Nishi-Shinjuku, Shinjuku-ku, Tokyo <Seal>

/s/ Hideki Anan

3-13-10 Yoyogi, Shibiuya-ku, Tokyo